                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                (Rule 14a - 101)
                            INFORMATION REQUIRED IN
                                PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by registrant  (X)

Filed by a party other than registrant  ( )

Check appropriate box:

( )  Preliminary proxy statement

(X)  Definitive proxy statement

( )  Definitive additional materials

( )  Soliciting material pursuant to Rule 14a - 11 (c) or Rule 14a - 12

                                MovieFone, Inc.
                (Name of registrant as specified in its charter)

                                Capital Printing
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

(X)  No fee required.

( )  Fee computed on table below per Exchange Act Rules 14a - 6 (i) (4) and
     0 - 11.

     (1)  Title of each class of securities to which transaction applies:

          -------------------------

     (2)  Aggregate number of securities to which transaction applies:

          -------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0 - 11:

          -------------------------

     (4)  Proposed maximum aggregate value of transaction:

          -------------------------

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0 - 11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

    ------------------------------------------------

(2) Form, schedule or registration statement no.:

    ------------------------------------------------

(3) Filing party:

    ------------------------------------------------------

(4) Date files:

    ------------------------------------------------------

*Previously paid

                                MOVIEFONE, INC.
                         335 MADISON AVENUE, 27TH FLOOR
                               NEW YORK, NY 10017

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 19, 1997


To the Stockholders of MovieFone, Inc.:

         Notice is hereby given that the Annual Meeting of Stockholders of MovieFone, Inc., a Delaware corporation (the "Company"), will be held at 10:00 A.M. on June 19, 1997 at the Cineplex Odeon Carnegie Hall Cinema, 887 Seventh Avenue, New York, New York, for the following purposes:

         1. To elect seven directors of the Company, each to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

         2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1997;

         3. To approve an amendment to the MovieFone, Inc. 1994 Stock Option Plan; and

         4. To transact such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

         Only stockholders of record at the close of business on April 24, 1997 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be kept at the office of the Secretary of the Company, 335 Madison Avenue, 27th Floor, New York, New York for a period of ten days prior to the meeting.



                                            By Order of the Board of Directors,



                                            Adam H. Slutsky
                                            Secretary

New York, New York
April 30, 1996


                             YOUR VOTE IS IMPORTANT

EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, IF YOU SO DESIRE.

                                MOVIEFONE, INC.

                                PROXY STATEMENT
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 19, 1997

                              GENERAL INFORMATION

         This Proxy Statement is furnished to the stockholders of MovieFone, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company, to be held at 10:00 A.M. local time on June 19, 1997 at the Cineplex Odeon Carnegie Hall Cinema, 887 Seventh Avenue, New York, New York, and at any and all adjournments or postponements thereof. Stockholders of record at the close of business on April 24, 1997 are entitled to vote at the Annual Meeting. Attached to this Proxy Statement and accompanying Proxy Card is a copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1996.

         Business at the Annual Meeting is conducted in accordance with the procedures determined by the presiding officer and is generally limited to matters properly brought before the Annual Meeting by or at the suggestion of the Board of Directors or by a stockholder.

         Your attention is called to the Proxy Statement and accompanying Proxy Card. You are requested, whether or not you plan to attend the Annual Meeting, to sign, date and promptly return the enclosed Proxy Card in the envelope provided for which no postage must be affixed if mailed in the United States. If you attend the Annual Meeting, you may revoke any previously furnished proxy and vote your shares in person at the Annual Meeting.

         This Proxy Statement and accompanying Proxy Card are first being mailed to stockholders of the Company on or about May 15, 1997.

         No person is authorized to give any information or to make any representations other than those contained in this Proxy Statement and, if given or made, such information must not be relied upon as having been authorized.

                      BOARD OF DIRECTORS' RECOMMENDATIONS

         The Board of Directors of the Company is soliciting your proxy for use at the Annual Meeting and any adjournment or postponement of the Annual Meeting. The Board of Directors recommends a vote for the election of the nominees for directors described below, for the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 and for the approval of the amendment to the MovieFone, Inc. 1994 Stock Option Plan described below.

                       VOTING AND SOLICITATION OF PROXIES

         Only holders of record of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), at the close of business on April 24, 1997 (the "Record Date") are entitled to notice of the Annual Meeting. At the close of business on the Record Date, there were 5,659,410 shares of Class A Common Stock and 7,155,053 shares of Class B Common Stock outstanding. Only holders of record of the Class A Common Stock and Class B Common Stock as of the Record Date are entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the Class A Common Stock and Class B Common Stock issued and outstanding on the Record Date and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. All shares present in person or represented by proxy are counted for quorum purposes. Generally, abstentions and broker non-votes will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

         This solicitation is being made by the Company. The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for solicitation. The Company has retained American Stock Transfer and Trust Company to assist in the distribution of proxy solicitation materials at a cost of approximately $1,500 plus handling charges and out-of-pocket expenses.

                        ATTENDANCE AT THE ANNUAL MEETING

         All stockholders are invited to attend the Annual Meeting. Due to the limited seating capacity, persons who are not stockholders may attend only if invited by the Board of Directors. If you are a stockholder but do not own shares in your name, you must bring proof of ownership (e.g., a current broker's statement) in order to be admitted to the Annual Meeting.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

         At the Annual Meeting, seven directors are to be elected to hold office until the next succeeding annual meeting of stockholders and until their respective successors have been elected and qualified. All of the nominees are currently directors of the Company. Each of the nominees has consented to serve as a director if elected at the Annual Meeting and, to the best knowledge of the Board of Directors, each of such nominees is and will be able to serve if so elected. In the event that any of the nominees listed below should be unavailable to stand for election before the Annual Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place of any nominee unable to serve.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMPANY'S NOMINEES AS DIRECTORS.

         Set forth below is a brief biography of each nominee for election as a Director.

         Dr. Henry G. Jarecki, age 64. Dr. Jarecki has been Chairman of the Board of Directors of the Company since its inception, and Chairman of the Board of PromoFone since July 1989. In addition, Dr. Jarecki has been Chairman of The Falconwood Corporation of New York ("Falconwood"), a merchant banking and financial services firm, since 1976. From 1969 to 1989 he was Chairman of Mocatta Metals Corporation, a bullion dealing company. He has been on the faculty at the Yale University School of Medicine since 1963. Dr. Jarecki is the father of Andrew R. Jarecki.

         Andrew R. Jarecki, age 34. Mr. Jarecki has been Chief Executive Officer and a Director of the Company since its inception and Chief Executive Officer and a Director of PromoFone since July 1989. Prior to developing PromoFone, Mr. Jarecki served as managing director of Falconwood, overseeing the firm's venture capital activities. Mr. Jarecki received a BA degree from Princeton University. Mr. Jarecki is the son of Dr. Henry G. Jarecki.

         Adam H. Slutsky, age 33. Mr. Slutsky has been Chief Financial Officer and Chief Operating Officer and a Director of the Company since its inception and Chief Financial Officer and Chief Operating Officer and a Director of PromoFone since July 1989. Prior to developing PromoFone, from 1987 to 1989 Mr. Slutsky was Trading Manager and Director of Industrial Marketing for Falconwood. Mr. Slutsky received a BS degree in industrial and labor relations from Cornell University and an MBA degree from Columbia University Business School.

         J. Russell Leatherman, age 35. Mr. Leatherman has been President and a Director of the Company since its inception and President and a Director of PromoFone since July 1989. Prior to developing PromoFone, Mr. Leatherman was an independent film and television producer/director. Mr. Leatherman has directed news programs and produced sports broadcasts and television specials for public television. He also operated a production company which specialized in producing motion picture trailers, commercials, and videos. Mr. Leatherman holds a BS degree from the University of Idaho.

         Mark N. Kaplan, age 67. Mr. Kaplan has been a Director of the Company since March 1994. For more than the past five years he has been a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom, LLP. Skadden, Arps, Slate, Meagher & Flom, LLP currently provides legal services to the Company.

         George H. McLaughlin, age 60. Mr. McLaughlin has been a Director of the Company since March 1994. Mr. McLaughlin is an entrepreneur in the food industry and has, from 1989 to the present, held executive positions in the following companies: Ideal Macaroni Company, Weiss Noodle Company, and Food Tree, Inc. In addition, Mr. McLaughlin has, since 1989, been president of World Wide Licensing Corporation, a distributor of fashion accessories. Mr. McLaughlin received a BA degree from Princeton University and an MBA degree from Harvard Business School.

         Strauss Zelnick, age 39. Mr. Zelnick has been a Director of the Company since March 1994. Mr. Zelnick is President and Chief Executive Officer of BMG Entertainment North America. Prior to joining BMG Entertainment North America, Mr. Zelnick was President and Chief Executive Officer of Crystal Dynamics, a supplier of video game software, from 1993 to 1994. Prior to joining Crystal Dynamics, he was President and Chief Operating Officer of Twentieth Century Fox from 1989 to 1993. Mr. Zelnick holds both an MBA degree and a JD degree from Harvard University, and is a former member of the Board of Directors of the Motion Picture Association of America.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         The Company's Board of Directors held four meetings in the fiscal year ended December 31, 1996. Each Director attended all of the meetings of the Board of Directors and meetings of committees on which such director served.

         The Board of Directors has established an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee. The Audit Committee makes recommendations to the Board of Directors regarding the appointment of the independent auditors of the Company, discusses and reviews the scope and the fees of the prospective annual audit and reviews the results thereof with the independent auditors, reviews and approves non-audit services of the independent auditors, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company and reviews management's procedures and policies relative to the adequacy of the Company's internal accounting controls. The Audit Committee consists of Dr. Henry G. Jarecki, Mark N. Kaplan and George H. McLaughlin.

         The Compensation Committee reviews and approves annual salaries and bonuses for all executive officers and reviews, approves, and recommends to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto, and administers the Company's Stock Option Plan. The Compensation Committee consists of Dr. Henry G. Jarecki, Andrew R. Jarecki, Mark N. Kaplan, and George H. McLaughlin; Dr. Jarecki and Mr. Jarecki are prohibited, however, from participating in any deliberations or decisions regarding compensation matters relating to either of them.

COMPENSATION OF DIRECTORS

         Non-employee directors are paid $15,000 annually for their services as directors and for attendance at meetings. Under the Company's Stock Option Plan, as amended, each non-employee director also automatically receives a Non-Statutory Option (defined below) to purchase 2,000 shares of the Company's Class A Common Stock at each annual meeting of the stockholders of the Company for as long as such individual remains a director. Employee-directors are not paid any fees or other compensation for their services as directors.

                                    ITEM 2.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


         The Board of Directors considers it desirable that its appointment of the firm of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 1997 be ratified by the stockholders.

         Deloitte & Touche LLP has served as the independent auditors of the Company since 1993. One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to any questions from the stockholders present.

         The Company has been informed by Deloitte & Touche LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE FIRM OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

         In the event the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Board of Directors will select another firm of auditors for the following year.

                                    ITEM 3.

          PROPOSAL TO AMEND THE MOVIEFONE, INC. 1994 STOCK OPTION PLAN

STOCK OPTION PLAN

         INTRODUCTION

         In connection with the Company's initial public offering, the Board of Directors adopted the Company's 1994 Stock Option Plan, effective as of May 20, 1994. At the 1996 Annual Meeting, the stockholders approved an amendment to the 1994 Stock Option Plan (as so amended, the "Stock Option Plan") in order to revise the automatic formula provision granting options to non-employee directors of the Company ("Non-Employee Directors"). On April 21, 1997, the Board of Directors, subject to approval by the stockholders at the Annual Meeting, approved an amendment to the Stock Option Plan to increase the number of shares reserved for the grant of Options under the Plan. In the event that stockholder approval is not obtained, such amendment will be of no force or effect and the Stock Option Plan will remain effective in its current form. The following description of the Stock Option Plan is not intended to be complete and is qualified in its entirety by reference to the complete terms of the Stock Option Plan. Capitalized terms used herein without definition shall have the meanings set forth in the Stock Option Plan.

         DESCRIPTION OF THE PLAN

         The purpose of the Stock Option Plan is to enable the Company to attract and retain the services of professional and managerial employees and other persons (including Non-Employee Directors) considered essential to the long-range success of the Company. The Stock Option Plan currently provides for an initial authorization of 900,000 shares of Class A Common Stock for issuance thereunder. Under the Stock Option Plan, the Company may grant stock options to officers, employees, and directors (including Non-Employee Directors) of the Company or any of its subsidiaries and other persons rendering services to the Company or such subsidiaries.

         The Stock Option Plan is administered by the Compensation Committee of the Board of Directors (the

"Committee"). Subject to the terms of the Stock Option Plan and except with respect to formula grants of options to Non-Employee Directors ("Director Options"), the Committee determines the persons to whom options are granted and the terms and conditions of each option. The Committee may grant options that either are intended to be "Incentive Stock Options" as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or are not intended to be Incentive Stock Options ("Non-Statutory Stock Options"). The exercise price of options granted under the Stock Option Plan (other than Director Options) are established by the Committee, but the exercise price for Incentive Stock Options may not be less than the fair market value of the Company's Class A Common Stock on the date the option is granted. Each option granted is exercisable in full at any time or from time to time as determined by the Committee and provided in the agreement evidencing the grant of the option, provided that no option may have a term exceeding fifteen years in the case of Non-Statutory Stock Options or ten years in the case of Incentive Stock Options.

         Options may not be exercised more than 90 days after an optionee's termination of employment with the Company unless termination was a result of death or disability in which case the exercise period is extended to one year after such termination. Options will be immediately terminated after an optionee's termination of employment with the Company for cause. The exercise price of an option may be paid (i) in cash, (ii) if so provided in the applicable stock option agreement, by tendering shares of Class A Common Stock (valued at fair market value on the date preceding the date of exercise), (iii) subject to certain conditions, by delivery of a promissory note to the Company, or (iv) by a combination of such means of payment, as may be determined by the Committee. Options are not transferable except by will or the laws of descent and distribution, unless then permitted under Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "Exchange Act").

         The Stock Option Plan provides that the total number of option shares covered by such plan, the number of shares covered by each option and the exercise price per share may be proportionately adjusted by the Committee in the event of a stock split, stock dividend or similar capital adjustment or corporate transaction relating to the Company. The Stock Option Plan provides that in the event of a Change of Control (unless otherwise provided in an option agreement), all options (including Director Options) will become fully vested and immediately exercisable.

         The Board of Directors may amend or terminate the Stock Option Plan at any time. However, no amendment which requires stockholder approval in order for the Stock Option Plan to continue to comply with Rule 16b-3 will be effective without the requisite approval of the stockholders of the Company. No amendment of the Stock Option Plan may adversely affect the rights of any optionee without such optionee's consent. Unless sooner terminated by the Board of Directors, the Stock Option Plan will expire on May 20, 2004.

         THE STOCK OPTION PLAN AMENDMENT

         The Company's Board of Directors has approved an amendment (the "Amendment") to the Stock Option Plan, subject to stockholder approval, to increase the maximum number of shares of stock reserved for the grant of Options under the Plan to 1,400,000. The following description of the Amendment is not intended to be complete and is qualified in its entirety by reference to the complete terms of the Amendment, attached hereto as Exhibit A.

         The Amendment provides that as of April 18, 1997 the number of shares of Stock reserved for the grant of Options under the Plan shall be 1,400,000, subject to adjustments as provided in the Plan. Prior to the Amendment, the Stock Option Plan provided that 900,000 shares of Company Stock were reserved for the grant of Options under the Plan.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE STOCK OPTION PLAN.

         PLAN BENEFITS

         Except with respect to Director Options, awards under the Stock Option Plan will be granted at the sole discretion of the Committee and performance criteria (if any) may vary from year to year and from optionee to optionee and, therefore, benefits under the Stock Option Plan are not determinable. However, Non-Employee Directors will, automatically and without any action on the part of the Company, be granted options as described above. Compensation paid and other benefits granted to certain executive officers of the Company for the 1996 fiscal year are set forth elsewhere herein. See "Executive Compensation."

         CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the Stock Option Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local, or foreign income and other tax consequences.

         NON-STATUTORY STOCK OPTIONS. An optionee will not recognize any taxable income upon the grant of a Non-Statutory Stock Option and the Company will not be entitled to a tax deduction with respect to the grant of a Non-Statutory Stock Option. Upon exercise of a Non-Statutory Stock Option, the excess of the fair market value of the Class A Common Stock on the exercise date over the option exercise price will be taxable as compensation income to the optionee and will be subject to applicable withholding taxes. The Company will generally be entitled to a tax deduction at such time in the amount of such compensation income. The optionee's tax basis for the Class A Common Stock received pursuant to the exercise of a Non-Statutory Stock Option will equal the sum of the compensation income recognized and the exercise price.

         In the event of a sale of Class A Common Stock received upon the exercise of a Non-Statutory Stock Option, any appreciation or depreciation after the exercise date generally will be taxed as capital gain or loss and will be long-term capital gain or loss if the holding period for such Class A Common Stock is more than one year.

         INCENTIVE STOCK OPTIONS. An optionee will not recognize any taxable income at the time of grant or timely exercise of an Incentive Stock Option and the Company will not be entitled to a tax deduction with respect to such grant or exercise. Exercise of an Incentive Stock Option may, however, give rise to taxable compensation income subject to applicable withholding taxes, and a tax deduction to the Company, if the Incentive Stock Option is not exercised on a timely basis (generally, while the optionee is employed by the Company or within 90 days after termination of employment) or if the optionee subsequently engages in a "disqualifying disposition," as described below.

         A sale or exchange by an optionee of shares acquired upon the exercise of an Incentive Stock Option more than one year after the issuance of the shares to such optionee upon exercise and more than two years after the date of grant of the Incentive Stock Option will result in any difference between the net sale proceeds and the exercise price being treated as long-term capital gain (or loss) to the optionee. If such sale or exchange takes place within two years after the date of grant of the Incentive Stock Option or within one year from the date of issuance of the Incentive Stock Option shares to the optionee upon exercise, such sale or exchange will generally constitute a "disqualifying disposition" of such shares that will have the following results: any excess of
(i) the lesser of (a) the fair market value of the shares at the time of exercise of the Incentive Stock Option and (b) the amount realized on such disqualifying disposition of the shares over (ii) the option exercise price of such shares, will be ordinary income to the optionee, subject to applicable withholding taxes, and the Company will be entitled to a tax deduction in the amount of such income. Any further gain or loss after the date of exercise generally will qualify as capital gain or loss and will not result in any deduction of the Company.

                                   MANAGEMENT

         The directors and executive officers of the Company are as follows:

NAME                                   AGE        POSITION
----                                   ---        --------
Dr. Henry G. Jarecki*...............   64          Chairman of the Board of Directors
Andrew R. Jarecki*..................   34          Chief Executive Officer; Director
Adam H. Slutsky*....................   33          Chief Financial Officer and Chief Operating Officer; Director
J. Russell Leatherman*..............   35          President; Director
Thomas A. Jarecki...................   31          Senior Vice President, Operations
Richard S. O'Connell................   36          Senior Vice President, Marketing
John Ventura........................   36          Senior Vice President, Theater Management Systems
Robert Gukeisen.....................   32          Vice President, New Technologies
Marc S. Hollander...................   37          Vice President, Computer Systems
Shlomo Sudry........................   37          Vice President, Theater Management Systems
Mark N. Kaplan*.....................   67          Director
George H. McLaughlin*...............   60          Director
Strauss Zelnick*....................   39          Director

----------
* Biographical information regarding directors is set forth in Item 1 above.

         Thomas A. Jarecki has been Senior Vice President, Director of Operations of the Company since March 1997 and was Vice President, Director of Operations of the Company since its inception. He joined PromoFone in 1990 as manager of exhibitor relations and was promoted to Director of Operations in 1992. Prior to joining PromoFone, he worked at Brody, White and Company ("Brody") as a business analyst. Mr. Jarecki holds a BS degree from Boston University.

         Richard S. O'Connell has been Senior Vice President, Marketing of the Company since August, 1996. Prior to joining the Company, Mr. O'Connell was Vice President of Marketing for Court TV, a cable network owned by Time Warner, NBC and TCI from 1993 to 1996. From 1986 through 1993, Mr. O'Connell was a Management Supervisor at Chiat/Day Advertising. Mr. O'Connell holds a BA degree from Dartmouth College.

         John Ventura has been Senior Vice President, Director of Theater Management Systems of the Company since July 1995. Prior to joining the Company, Mr. Ventura was Director of Finance and Operations at A-Vision Entertainment, a Division of Time Warner, from 1992 to 1995. From 1989 to 1992 Mr. Ventura was TRS Manager of Gold Card Marketing at American Express. Mr. Ventura holds a BA degree from Lafayette College and an MBA from Dartmouth College.

         Robert Gukeisen has been Vice President, New Technologies since May 1995. He was Vice President, Systems Development of the Company since its inception and Vice President of PromoFone since July 1989. Prior to developing PromoFone, Mr. Gukeisen was a systems analyst for US Topper, a provider of interactive telephone services, from 1986 to 1989. Mr. Gukeisen holds a BS degree in computer science from California State University at Northridge.

         Marc S. Hollander has been Vice President, Computer Systems of the Company since its inception and Vice President of PromoFone since March 1992 when he was transferred from Brody, a futures commission merchant affiliated with Falconwood. He began working for Brody in 1983 as a computer systems analyst.

         Shlomo Sudry has been Vice President, Director of Theater Management Systems Development of the Company since January 1996 and Senior Programmer at MovieFone since August 1994.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company has entered or will enter into an indemnification agreement (the "Indemnification Agreement") with each director, and such officers, employees and agents of the Company as the Board of Directors shall determine from time to time. The Indemnification Agreement provides for, among other things: (i) indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim against an indemnified party (the "Indemnitee") unless it is determined, as provided in the Indemnification Agreement, that indemnification is not permitted under law; (ii) prompt advancement of expenses to any Indemnitee in connection with his or her defense against any claim; and
(iii) a provision that no legal action be brought and no cause of action be asserted by or in the right of the Company against an Indemnitee after the expiration of two years from the date such cause of action accrues unless a shorter period of limitations is otherwise applicable.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning compensation paid or accrued by the Company to the Chief Executive Officer and the other four most highly compensated executive officers for services rendered in all capacities to the Company during the years ended December 31, 1996, 1995 and 1994:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM COMPENSATION
                                                                                    AWARDS
                                                                                    ------

                                                                           SECURITIES        ALL
                                                   ANNUAL   COMPENSATION   UNDERLYING        OTHER
NAME & PRINCIPAL POSITION               YEAR(a)    SALARY      BONUS         OPTIONS    COMPENSATION(b)
-------------------------               -------    ------      -----         -------    ---------------

Andrew R. Jarecki . . . . . . . . . .    1996     $180,000     $3,461(c)        ----(d)       $30
Chief Executive Officer                  1995     $155,000    $62,981          8,000          $30
                                         1994     $128,050    $42,463         22,429          $30

Adam H. Slutsky. . . . . . . . . . .     1996     $185,000     $3,558(c)        ----(d)      $144
COO and CFO                              1995     $165,000    $58,173          8,000         $144
                                         1994     $132,600    $42,550        166,722         $144

J. Russell Leatherman . . . . . . . .    1996     $155,000   $187,263(e)        ----(d)      $144
President                                1995     $140,000    $57,042(e)      83,000         $144
                                         1994     $128,050    $42,463         22,429         $144

Marc S. Hollander. . . . . . . . . .     1996     $105,000    $32,019          5,000         $144
VP, Computer System                      1995      $95,000    $28,827          7,000         $144
                                         1994      $91,000    $15,250         16,823         $144

Thomas A. Jarecki . . . . . . . . . .    1996      $90,000    $31,031          4,000         $144
Sr. VP, Director of Operations           1995      $80,000    $15,538          2,500         $144
                                         1994      $72,000    $12,385         28,146         $144

---------------
(a) The Company was not a reporting company under the Exchange Act prior to May 1994.
(b) Other compensation is for life insurance premiums paid by the Company.
(c) The balance of bonuses payable in respect of 1996 have not yet been determined but will be paid in 1997.
(d) Long-Term Compensation Awards in respect of 1996 for Messrs. Jarecki, Slutsky, and Leatherman have not yet been determined. The Company anticipates that each will receive stock options under the Company's Stock Option Plan.
(e) Mr. Leatherman's bonuses for 1996 and 1995 were earned for performance in accordance with the Company's sales plans for such years.

STOCK OPTION GRANTS IN 1996

         The following table sets forth information with respect to grants of stock options pursuant to the 1994 Stock Option Plan to the named officers.


                              NUMBER OF       % OF TOTAL
                             SECURITIES        OPTIONS
                             UNDERLYING       GRANTED TO        EXERCISE OR
                               OPTIONS       EMPLOYEES IN       BASE PRICE       EXPIRATION
NAME                           GRANTED       FISCAL YEAR          ($/SH)            DATE
----                           -------       -----------          ------            ----
Andrew R. Jarecki..........       ---            ---                ---              ---


Adam H. Slutsky............       ---            ---                ---              ---


J. Russell Leatherman......       ---            ---                ---              ---


Marc S. Hollander..........     5,000            3.2               4.19            3/5/06


Thomas A. Jarecki..........     4,000            2.6               4.19            3/5/06

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

          The following table sets forth information with respect to the named officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year. The options shown in the table reflect options granted to the named officers by the Company under the 1994 Stock Option Plan.



                                                           NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                          UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                                            SHARES          OPTIONS AT FY-END                    AT FY-END
                           ACQUIRED ON       VALUE     -----------------------------    -----------------------------
NAME                        EXERCISE       REALIZED    EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                        --------       --------    -----------     -------------    -----------     -------------
Andrew R. Jarecki               0             $0          6,407            24,022          $ 6,977         $ 22,754

Adam H. Slutsky                 0             $0         42,481           132,242          $49,904         $150,535

J. Russell Leatherman           0             $0         21,407            84,022          $ 6,977         $ 22,754

Marc Hollander                  0             $0          4,906            23,917          $ 5,195         $ 17,475

Thomas A. Jarecki               0             $0          7,287            27,360            8,468         $ 26,737


RETIREMENT PLAN

         The Executive Officers of the Company are participants in the Falconwood Group Defined Benefit Pension Plan (the "Retirement Plan"). See "Certain Relationships and Related Party Transactions--Other Transactions Between The Falconwood Corporation and the Company." Normal benefits under the Retirement Plan, payable beginning at age 65, are calculated with respect to any participant as follows: 1.30 percent of such participant's average annual compensation for the five highest paid consecutive years multiplied by such participant's years of service. The following table shows annual benefits payable under the Retirement Plan to participants at age 65 in specified years of service and remuneration classes:


AVERAGE ANNUAL
COMPENSATION IN                          YEARS IN SERVICE
FIVE CONSECUTIVE    ----------------------------------------------------------
HIGHEST PAID YEARS     15            20           25           30          35
------------------  -------       -------      -------      -------      -----

$100,000            $19,500       $26,000      $32,500      $39,000     $45,500
$125,000            $24,375       $32,500      $40,625      $48,750     $56,875
$150,000            $29,250       $39,000      $48,750      $58,500     $68,250

         Compensation covered under the Retirement Plan is the total compensation reported on a participant's Federal tax Form W-2, which for 1996, 1995 and 1994 is equal to the amount of compensation for each named executive set forth in the Summary Compensation Table (which for purposes of the Retirement Plan may not exceed $150,000, subject to increase from time to time pursuant to Treasury regulations under the Code). Estimated credited years of service for the named executives for purposes of computing their benefits are:
Andrew R. Jarecki, 11 years; Adam H. Slutsky, 10 years; J. Russell Leatherman, 3 years; Marc S. Hollander, 13 years; and Thomas A. Jarecki, 7 years. Benefits are payable in an annuity form for a period of at least 10 years and thereafter for the life of the participant. Benefits payable are not subject to any deduction for Social Security or other offset amounts.

EMPLOYMENT AGREEMENTS AND COMPENSATION ARRANGEMENTS

         During the Company's fiscal year ended December 31, 1994, the Company entered into employment agreements with each of Messrs. Andrew R. Jarecki, Adam
H. Slutsky and J. Russell Leatherman (each, an "Executive"). Each such employment agreement provides for an employment term expiring in May 1996. Each of Mr. Jarecki's and Mr. Leatherman's agreements were automatically renewed for a two year term in May of 1996. The agreements also provide that for a period of two years after termination of the Executive's employment with the Company, the Executive may not (without the written approval of the Board of Directors of the Company) engage in any business in competition with the Company or its subsidiaries, as such business is conducted on the date on which such Executive's employment with the Company is terminated, or solicit the employment of any employee of the Company. The agreements provide that the Company will pay, during the initial term of each agreement, each of Mr. Jarecki and Mr. Leatherman an annual base salary of not less than $110,000, and thereafter such greater amount as may be determined by the Board of Directors. Bonus payments may be paid in such amounts and at such times as the Board of Directors may determine. In May of 1996, the Company entered a new employment agreement with Mr. Slutsky. Mr. Slutsky's new agreement contains substantially the same terms as his original agreement, except that the new agreement provides for an employment term expiring in May of 1998, which is automatically renewed for one additional year unless notice of non-renewal is given and an annual base salary of not less than $185,000.

         On July 30, 1996 the Company entered into an employment agreement with Richard S. O'Connell, who became Senior Vice President, Marketing of the Company. During the first year of such employment agreement, Mr. O'Connell was entitled to an annual salary of not less than $130,000 and a minimum bonus of $12,000. The agreement also stipulates that Mr. O'Connell may not compete with the Company after termination of his employment for a period of two years after such termination.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

REORGANIZATION AGREEMENT

         Pursuant to an Exchange and Reorganization Agreement (the "Reorganization Agreement"), among the Company, PromoFone, The Teleticketing Company, L.P., The Timber Company, each of the security holders of PromoFone (the "PromoFone Security holders") and each of the partners of The Teleticketing Company, L.P. ("The Teleticketing Company Partners"), immediately prior to the closing of the Company's initial public offering, each of the PromoFone Security holders and The Teleticketing Company Partners transferred their respective ownership interests in PromoFone (including options to purchase common stock of PromoFone) and The Teleticketing Company, L.P. to the Company in exchange (the "Exchange") for an aggregate of 2,844,947 shares of Class A Common Stock, 7,155,053 shares of Class B Common Stock and the Replacement Options. The Jarecki Entities beneficially owned 86 percent and 100 percent of the outstanding equity interests of PromoFone and The Teleticketing Company, L.P., respectively, and received 1,847,937 shares of Class A Common Stock and 7,155,053 shares of Class B Common Stock (representing 100 percent of the issued and outstanding Class B Common Stock upon completion of the Company's initial public offering) in exchange therefor pursuant to the Reorganization Agreement. In addition, pursuant to the Reorganization Agreement, the general partnership interest in The Teleticketing Company, L.P. was transferred to a newly formed, wholly owned subsidiary of the Company. As a result of the reorganization effected pursuant to the Reorganization Agreement (the "Reorganization"), PromoFone and The Teleticketing Company, L.P. became wholly owned by the Company (with the general partnership interest in The Teleticketing Company, L.P. being held indirectly through a wholly owned subsidiary of the Company).

REGISTRATION RIGHTS AGREEMENT

         Pursuant to the terms of a Registration Rights Agreement (the "Registration Rights Agreement") entered into concurrently with the Reorganization Agreement, by and among the Jarecki Entities, Adam H. Slutsky, J. Russell Leatherman, Robert Gukeisen, and certain other current stockholders of the Company (collectively, the "Holders") and the Company, the Company has agreed that the Holders, subject to certain conditions, may cause the Company to file a registration statement with the Securities and Exchange Commission (the "SEC") relating to the Common Stock held by them (or their transferees) (the "Registrable Securities"). The Company generally will be required to use its best efforts to effect any such registration on demand. The Company is not required to effect more than five such demand registrations for the holders of Registrable Securities, and not more frequently than two times during any period of twelve consecutive months. Such registrations will be at the Company's expense, except that each selling stockholder will bear its pro rata share of the underwriting fees and expenses, the fees and expenses of its counsel and applicable transfer taxes.

         In addition, the holders of Registrable Securities have certain incidental (or "piggyback") registration rights that require the Company to include in any registration statement that the Company proposes to file with respect to its securities (whether for its own account or for the account of any security holder), such amount of Registrable Securities requested by them to be included therein, subject to certain exceptions. Such registrations will be at the Company's expense, except that each selling stockholder will bear its pro rata share of the underwriting fees and expenses, the fees and expenses of its counsel and applicable transfer taxes.

RELATED PARTY LOANS

         As described below, in connection with the Exchange, $4.8 million of principal amount of notes to related parties were canceled in payment of the exercise price of options to purchase 83.19% in the aggregate of PromoFone common stock and all remaining loans from related parties and accrued interest thereon were repaid in May 1994 with a portion of the net proceeds from the Company's initial public offering.

         Pursuant to an agreement entered into in June 1989, Falconwood made loans to PromoFone in an aggregate principal amount of $0.9 million (the "1989 Loans"). The 1989 Loans bore interest at a rate of 8 percent per annum and were payable from time to time at the Company's option, but not later than the earlier of the closing of an initial public offering or June 30, 1995. In consideration for making the 1989 Loans, Falconwood received options to purchase up to 51 percent of PromoFone's common stock on a fully diluted basis for an aggregate exercise price of $870,000. The 1989 Loans were subsequently purchased by The Timber Company ("Timber"), a Connecticut general partnership controlled by Dr. Jarecki.

         Pursuant to an agreement entered into in May 1990, Timber made loans to PromoFone in an aggregate principal amount of $1.2 million (the "1990 Loans"). The 1990 Loans bore interest at a rate of 8.5 percent per annum and were payable from time to time at the Company's option, but not later than the earlier of the closing of an initial public offering or June 30, 1995. In consideration for making the 1990 Loans, Timber received additional options, with an aggregate exercise price of $1.2 million, to purchase common stock of PromoFone such that, upon full exercise of all previously granted options, Timber would own, in the aggregate, not less than 65.7 percent of each outstanding class of PromoFone's common stock.

         In February 1991, Timber agreed to make additional loans (the "1991 Loans" and, together with the 1989 Loans and the 1990 Loans, the "PromoFone Loans") of up to $4.7 million to PromoFone. As of December 31, 1993, the outstanding principal amount of the 1991 Loans was approximately $3.6 million. The 1991 Loans bore interest at a rate per annum equal to the prime rate announced by The Chase Manhattan Bank from time to time (the "prime rate") and were payable from time to time at the Company's option, but not later than the earlier of the closing of an initial public offering or June 30, 1995. In consideration for $2.7 million principal amount of the 1991 Loans, PromoFone granted Timber additional options, with an aggregate exercise price of $2.7 million, to purchase shares of its common stock such that, assuming full exercise of all outstanding options, Timber would own, in the aggregate, 83.19 percent of PromoFone's outstanding common stock.

         Immediately prior to the Reorganization, Timber canceled $4.8 million aggregate principal amount of the PromoFone Loans in payment of the exercise price of options to purchase 83.19 percent in the aggregate of PromoFone's common stock. The Company used approximately $2.0 million of the net proceeds of its initial public offering to repay approximately $0.9 million aggregate principal amount of the PromoFone Loans and to pay approximately $1.1 million of accrued interest on all of the PromoFone Loans. Following its initial public offering and the application of the proceeds therefrom, no indebtedness remained outstanding under the PromoFone Loans.

         Pursuant to an agreement dated April 1, 1992, among The Teleticketing Company, L.P. and certain trusts of which Dr. Jarecki is a trustee (the "Timber Trusts"), the Timber Trusts agreed to loan up to $5.0 million to The Teleticketing Company, L.P. ("The Teleticketing Company Loan"). The Teleticketing Company Loan bore interest at a rate per annum equal to the prime rate plus two percent and matured on April 1, 1995. At the time of the Company's initial public offering in May 1994, the outstanding principal balance of The Teleticketing Company Loan was $3.0 million. As security for The Teleticketing Company Loan, The Teleticketing Company, L.P. granted the Timber Trusts a first priority security interest in substantially all of its assets. The Company used $3.0 million of the net proceeds of its initial public offering to repay The Teleticketing Company Loan plus approximately $0.2 million of accrued interest thereon, upon which such security interest was released.

OTHER TRANSACTIONS BETWEEN THE FALCONWOOD CORPORATION AND THE COMPANY

         Falconwood has provided office space and certain administrative services to PromoFone and The Teleticketing Company, L.P. since their inception on terms which the Company believes have been comparable to those that could have been obtained in an arm's length transaction with an unaffiliated third party. Effective with the Reorganization, the Company commenced leasing office space from Falconwood at Four World Trade Center, New York, New York for which the Company paid Falconwood at a rate the Company believes approximates prevailing market rates. Also effective with the Reorganization, the Company entered into an agreement with Falconwood for the provision of certain administrative and other services, for which the Company pays 125 percent of Falconwood's direct costs for providing such services. During the years ended December 31, 1996 and 1995, Falconwood was paid approximately $264,000 and $533,000, respectively, for such office space and services. [Pursuant to the same agreement,] during the year ended 1996, various Company employees provided certain administrative and professional services to Falconwood [and its affiliates] and charged Falconwood [and such affiliates] approximately $59,000 for such services. The Company believes the office lease and the administrative services arrangements to be on terms comparable to those that could have been obtained in an arm's length transaction with an unaffiliated third party providing comparable office space and services. Effective October 31, 1996, the lease agreement was terminated as result of the Company's move to new office space.

         On July 21, 1994 the Company agreed to purchase from Falconwood all of the rights to software, developed by Falconwood, which provides a theater management system for use in movie theaters for a purchase price of $222,000. This software, which had been developed by Falconwood, was sold at a price equal to Falconwood's development costs.

         Historically, as a convenience to the Company, employees of the Company have participated in a benefit plan provided by Falconwood and the Company intends to continue this practice. The Company may, however, in the future determine to provide similar benefits to its employees other than through this Falconwood plan. During the fiscal years ended December 31, 1996 and 1995, pension expense related to the Company's participation in the Falconwood plan was approximately $121,000 and $110,000, respectively.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth certain information concerning the ownership of the Company's Class A Common Stock and Class B Common Stock as of the Record Date by (i) all persons known to the Company to be beneficial owners of more than 5 percent of the outstanding Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated, the persons indicated have sole voting and investment power with respect to the securities owned by them. In addition to the ownership of the Company's Common Stock by the Jarecki Entities set forth in the following table, other Jarecki Entities own an aggregate of 285,817 shares of Class A Common Stock, representing approximately 5.1 percent of the outstanding Class A Common Stock.

                                                     NUMBER OF SHARES               PERCENTAGE OF
                                                    BENEFICIALLY OWNED            OUTSTANDING SHARES
                                               ----------------------------       ------------------
                                               CLASS A              CLASS B       CLASS A    CLASS B
                                               -------              -------       -------    -------
Dr. Henry G. Jarecki* ....................      75,000(a)**        7,155,053         1.3%     100.3%
  (Chairman of the Board)
Eugene Eliasoph ..........................   1,497,770(a)(c)**     6,914,010(b)**   26.5       96.6
  400 Prospect Street
  New Haven, Connecticut 06511
Andrew R. Jarecki* .......................   1,422,770(c)**            --           25.0         --
  (Chief Executive Officer)
Adam H. Slutsky* .........................     108,280                 --            1.9         --
  (COO and CFO)
J. Russell Leatherman ....................     166,105                 --            2.9         --
  (President)
  1875 Century Park East, Suite 2230
  Los Angeles, California 90067
Thomas A. Jarecki* .......................     161,350                 --            2.9         --
  (Senior VP, Operations)
Richard S. O'Connell* ....................        --                   --             --         --
  (Sr. VP, Marketing)
John Ventura* ............................        --                   --             --         --
  (Sr. VP, Theater Management Systems)
Robert Gukeisen* .........................     392,210                 --            6.9         --
  (VP, New Technologies)
Marc S. Hollander* .......................         250                 --            ***         --
  (VP, Computer Systems)
Shlomo Sudry* ............................        --                   --             --         --
  (VP, Theater Management Systems)
Mark N. Kaplan ...........................       2,000                 --            ***         --
  (Director)
  c/o Skadden, Arps, Slate, Meagher & Flom
  919 Third Avenue
  New York, New York 10022
George H. McLaughlin .....................      10,260                 --            ***         --
  (Director)
  263 Mercer Street
  Princeton, New Jersey 08540
Strauss Zelnick ..........................      12,500                 --            ***         --
  (Director)
  BMG Entertainment
  1540 Broadway, 39th Floor
  New York, NY 10036

All executive directors and executive
  officers as a group....................    2,350,725(c)**        7,155,053(b)**   41.5%     100.0%

----------

  * The address of each of these individuals is 335 Madison Avenue, 27th Floor, New York, New York 10017.
 ** Includes shares set forth elsewhere in this table.
*** Less than 1.0 percent.

(a) Includes 75,000 shares held by The Timber Falls Trust. Dr. Jarecki and Mr. Eliasoph, as co-trustees of this trust (the beneficiaries of which are various members of Dr. Jarecki's family and their lineal descendants), share investment and voting control with respect to these shares.

(b) Includes an aggregate of 6,914,010 shares held by: The Timber Acres Trust (956,840 shares); The Timber Top Trust (1,156,620 shares); The Timber Edge Trust (1,226,410 shares); The Timber Falls Trust (3,434,280 shares); and The Timber Nation Trust (139,860 shares). Dr. Jarecki and Mr. Eliasoph, as co-trustees of each of these trusts (the beneficiaries of which are various members of Dr. Jarecki's family and their lineal descendants), share investment and voting control with respect to these shares.

(c) Includes 1,407,770 shares held by The Timber Acres Trust II. Mr. Jarecki and Mr. Eliasoph, as co-trustees of this trust (the beneficiaries of which are Mr. Jarecki and his lineal descendants), share investment and voting control with respect to these shares.

                        COMPLIANCE WITH THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's equity securities ("principal stockholders") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the equity securities of the Company. Officers, directors and principal stockholders are required to furnish the Company with copies of all such Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 1996, all Section 16(a) requirements applicable to the Company's officers, directors and principal stockholders were complied with, except that one report covering a transaction was inadvertively filed late by an executive officer of the Company.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

         Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. For proposals by stockholders to be included in the Proxy Statement for the 1998 Annual Meeting of Stockholders, the Company must receive such proposals on or before December 31, 1997. Such proposals should be directed to the Company, Attention: Secretary, MovieFone, Inc., 335 Madison Avenue, 27th Floor, New York, NY 10017.

                                 OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed Proxy Card confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment on such matters.

                             ADDITIONAL INFORMATION

         The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Seven World Trade Center, New York, New York 10048 and Suite 1400, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549 at prescribed rates.




                                                              MOVIEFONE, INC.




New York, New York
April 30, 1997

                                                                      Exhibit A


                            AMENDMENT NUMBER TWO TO
                   THE MOVIEFONE, INC. 1994 STOCK OPTION PLAN

         1. Amendment of Plan. Effective as of April 18, 1997 (but subject to the provisions of Section 2 hereof), the Board of Directors of MovieFone, Inc., pursuant to the authority reserved in Section 10 (e) of the MovieFone, Inc. 1994 Stock Option Plan, as amended (the "Plan"), hereby amends the first sentence of Section 5 of the Plan in its entirety to read as follows:

                  "5. Stock Subject to the Plan. The maximum number of shares of Stock reserved for the grant of Options under the Plan shall be 1,400,000, subject to adjustment as provided herein."

         2. Effectiveness. This Amendment Number Two to the Plan is subject to approval by the stockholders of MovieFone, Inc. at the 1997 annual meeting of stockholders. In the event that stockholder approval is not obtained, this Amendment Number Two to the Plan shall be of no force or effect and the Plan shall remain in effect, without regard to this Amendment Number Two, as if this Amendment Number Two was not made.

-------------------------------------------------------------------------------

                                MOVIEFONE, INC.
                        335 MADISON AVENUE, 27TH FLOOR
                              NEW YORK, NY 10017

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                    FOR THE ANNUAL MEETING ON JUNE 19, 1997


The undersigned stockholder hereby appoints Dorothy Parada and Thomas A. Jarecki, and each of them, proxies of the undersigned, with full power of substitution, to vote the stock of MOVIEFONE, INC., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at Cineplex Odeon Carnegie Hall Cinema, 887 Seventh Avenue, New York, New York on June 19, 1997 at 10:00 A.M. and at any adjournments or postponements thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof. If no directions are given, the executed proxies will vote for proposals 1, 2 and 3, at their discretion, or on any other matter that may properly come before the meeting.

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

                        (TO BE SIGNED ON REVERSE SIDE)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
[X] Please mark your
    votes as in this
    example


1. Election of seven directors, each to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

   [ ] FOR         [ ] WITHHELD          NOMINEES:  Dr. Henry G. Jarecki
                                                    Andrew R. Jarecki
                                                    Adam H. Slutsky
                                                    J. Russell Leatherman
                                                    Mark N. Kaplan
                                                    George H. McLaughan
                                                    Strauss Zelnick

   For, except vote withheld from the following nominee(s):

   [ ]
      -----------------------------------------------------


SIGNATURE                                 DATE________


The Board of Directors recommends a vote FOR the election of directors and FOR
Item 2 and 3 below.

                                    FOR        AGAINST       ABSTAIN
2. Ratify appointment of
   Independent Auditors.            [ ]          [ ]           [ ]

3. Approve amendment to the
   MovieFone, Inc. 1994 Stock
   Option Plan                      [ ]          [ ]           [ ]


This proxy, when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and for Items 2 and 3 hereon.

The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof. See "Other Matters" in the MovieFone, Inc. Proxy Statement dated April 30, 1996.


SIGNATURE____________________________     DATE________

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.

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